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                                                                    Exhibit 10.6

[LETTER HEAD OF HSBC]

Ref:

Concord Camera HK Ltd
14/F Concord Technology Centre
98 Texaco Road
Tsuen Wan New Territories                                       13 December 2003


Attn : Mr Paul Wong

Dear Sir

FACTORING SERVICES

We refer to your e-mail of 6 December 2003 and understand that the factoring facility is no longer required by you. We therefore discontinue the Funds-In-Use Limit of USD8,000,000.- with immediate effect.

Meanwhile, we will continue to follow up on the collection of current outstanding debts due from your factored customers. Upon all outstanding debts are cleared, the existing factoring services will be ceased and cancelled automatically.

Please arrange for the authorized signatories of your company, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your understanding and acceptance of the foregoing.

We are pleased to have been of service to you.

Yours faithfully

                                                 For and On behalf of
                                                 CONCORD CAMERA HK LIMITED

/s/ Roderick K L Ching                           /s/ Joseph Leonardo [ILLEGIBLE]
----------------------                           -------------------------------
Roderick K L Ching
Relationship Manager
Enc